Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO SHARE AND ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain SHARE AND ASSET PURCHASE AGREEMENT, dated as of December 24, 2004 (the “Purchase Agreement”), among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation, WEST PHARMACEUTICAL SERVICES GROUP, LTD., a company registered in England and Wales under company number 2352532 whose registered office is at Bucklers Lane, St. Austell, Cornwall PL 25 3JU, England and ARCHIMEDES PHARMA LIMITED, a company registered in England and Wales under company number 5308647, whose registered office is at 10 Upper Bank Street, London E14 5JJ, England, is entered into as of February 8, 2005, by and among the parties to the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement; and

WHEREAS, Parent, Selling Sub and Buyer desire to amend the Purchase Agreement in accordance with the provisions of Section 7.9 thereof in the manner set forth herein.

NOW THEREFORE, in consideration of the premises contained herein, the parties hereto hereby agree as follows:

Section 1

Amendments to Purchase Agreement.

(a)

Section 1.1 of the Purchase Agreement is hereby amended by adding thereto (or substituting for existing definitions) in the appropriate alphabetical order the following terms:

“Agreement” shall mean the Purchase Agreement as amended from time to time, including by operation of Amendment No. 1 thereto.

“Closing Date Net Receivables” shall mean all trade accounts receivable of the Company (other than Intercompany Receivables) up to the amount of such receivables set forth in the Estimate under the line items “Sales Control Account” and “Sales Control Account $” minus the amount of Deferred Receivables, in each case accrued as of the Closing Date in accordance with GAAP consistently applied with the principles applied in the preparation of the Balance Sheet.

“Collection Period” shall have the meaning set forth in Section 2.7(f).

“Deferred Receivables” shall mean trade accounts receivable of the Business in an amount equal to the absolute value of the deferred income set forth in the

Estimate under the line item “West Gen Deferred Income” as of the Closing Date in accordance with GAAP consistently applied with the principles applied in the preparation of the Balance Sheet.

“Indebtedness” shall mean (a) all Intercompany Liabilities; (b) any borrowing or indebtedness in the nature of borrowing (including, without limitation, any indebtedness for moneys borrowed or raised under any bond, note, bill of exchange or commercial paper, or other transaction having the commercial effect of a borrowing); (c) all Payables; (d) liabilities accrued as of the Closing Date in respect of bonuses payable to UK Employees for the 2004 calendar year and recorded under the line “West Gen Accrue Bonus 04” in the Estimate; and (e) the absolute value of the Deferred Receivables; provided, however, that Indebtedness shall not include liabilities accrued as of the Closing Date and recorded under the lines “West Gen Pension Control” and “West Gen Accrue Bonus 05” in the Estimate.

“Payables” shall mean (a) Trade Payables and all other accounts payable of the Business including without limitation those reflected in the accrued capital spending, intercompany and payroll related accounts payable and (b) all other current liabilities of the Business including salaries, wages and bonus, taxes payable and other accrued liabilities (including without limitation the full accrual of £26,005 for audit and tax services in respect of the 2004 fiscal year of the Company), but excluding the accrual for Pharmalink of $47,500, in each case calculated in accordance with GAAP consistently applied with the principles applied in the preparation of the Balance Sheet.

“Receivables Purchase Price” shall have the meaning set forth in Section 2.7(f).

“Receivables Statement” shall have the meaning set forth in Section 2.7(f).

“Rent Bond” shall mean the absolute value of the rent bond for the Company’s Nottingham facility set forth in the Estimate under the line item “West Gen Other Debtors” as of the Closing Date in accordance with GAAP consistently applied with the principles applied in the preparation of the Balance Sheet.

“Total Receivables” shall mean the Closing Date Net Receivables plus the Deferred Receivables.

“Uncollectible Receivables” shall have the meaning set forth in Section 2.7(f).

“VAT Control Amount” shall mean the absolute value of the net VAT receivable of the Company set forth in the Estimate under the line item “VAT Control” as of the Closing Date in accordance with GAAP consistently applied with the principles applied in the preparation of the Balance Sheet.

(b)

Section 2.2 of the Purchase Agreement is hereby amended by adding the following provision as Section 2.2(j) thereto:

“(j)

any Deferred Receivables.”

(c)

Section 2.4(b) of the Purchase Agreement is hereby amended by deleting said Section 2.4(b) in its entirety and substituting the following provision therefor:

“(b)

all trade accounts receivable of the US Business (excluding all Deferred Receivables and Intercompany Receivables) up to the amount of such receivables set forth in the Estimate and in each case accrued as of the Closing Date in accordance with GAAP consistently applied with the principles applied in the preparation of the Balance Sheet;”

(d)

Section 2.6 of the Purchase Agreement is hereby amended by adding the following provision as Section 2.6(m) thereto:

“(m)

all Liabilities set forth in Schedule A to the Amendment to this Agreement, dated as of February 8, 2005, by and among the parties to this Agreement.”

(e)

Section 2.7(a) of the Purchase Agreement is hereby amended by deleting said Section 2.7(a) in its entirety and substituting the following provision therefor:

“(a)

In consideration of the sale and transfer of the Shares and the sale and transfer of the Conveyed Assets, Buyer shall (i) pay to Selling Sub an aggregate purchase price of $7,085,000 (the “Debt - Free Purchase Price”) minus the amount of any Indebtedness set forth in the Estimate and plus the sum of (w) the amount of the Rent Bond, (x) the amount of the Closing Date Net Receivables, (y) the VAT Control Amount, and (z) the aggregate amount of the line items “West Gen ECU account No.1”, “West Gen Petty Cash” and “West Gen Travel Advance” set forth in the Estimate (the Debt - Free Purchase Price as so adjusted, the “Purchase Price”), (ii) agree to pay Selling Sub the Additional Consideration, (iii) issue to Parent and Selling Sub the number of shares of common stock of the Buyer set forth next to each in the Schedule 2.7(a) (the “Stock Consideration”), and (iv) assume the Assumed Liabilities.  To the extent that any amounts in the Estimate are set forth in Sterling Pounds, such amounts shall be converted to US Dollars at the rate of 1.885 US Dollars per Sterling Pound (the exchange rate as published in the Financial Times as of February 3, 2005) on the date that the Purchase Price is adjusted pursuant to this Section 2.7(a).  At the Closing, Buyer will deliver the Purchase Price, in immediately available funds, by wire transfer in accordance with written instructions given by each of Parent and Selling Sub to Buyer not less than two (2) Business Days prior to the Closing.”

(f)

Section 2.7(d) of the Purchase Agreement is hereby amended by deleting said Section in its entirely and substituting the following provision therefor:

“(d)

Pre-Closing Estimate; Adjustment to Purchase Price.  Not later than two (2) calendar days prior to the Closing Date, Sellers shall deliver to Buyer in writing a statement setting forth its good faith estimate (the “Estimate”) of (i) the Indebtedness of the US Business and the Company as of the Closing Date (after giving effect to Section 2.7(e) hereof) and a schedule setting forth the calculation of such Indebtedness, (ii) a balance sheet of the Company as of the Closing Date and (iii) the Closing Date Net Receivables of the Company as of the Closing Date and a schedule setting forth the calculation of Closing Date Net Receivables and Deferred Receivables.  The Estimate is attached as Annex A hereto.  Amounts recorded in the Estimate shall be determined in accordance with GAAP consistently applied with the principles applied in the preparation of the Balance Sheet.”

(g)

Section 2.7 of the Purchase Agreement is hereby amended by adding the following provision as Section 2.7(e) thereto:

“(e)

Settlement of Intercompany Liabilities and Intercompany Receivables of the Company.  Not later than one (1) calendar days prior to the Closing Date, Sellers shall cause all Intercompany Receivables and Intercompany Liabilities (whether or not currently due or payable) and any Contracts related thereto, between (x) Parent, Selling Sub or any of their Affiliates (other than the Company), or any of the officers or directors of any of Parent or Selling Sub, on the one hand, and (y) the Company, on the other hand, to be settled in full at the face value thereof without any premium or penalty and reflected in the Estimate.  At the Closing, Sellers shall provide Buyer evidence of such settlement and cancellation of any Contracts evidencing Intercompany Liabilities, including without limitation evidence of the payment of any Intercompany Liabilities, such evidence to be reasonably satisfactory to Buyer.”

(h)

Section 2.7 of the Purchase Agreement is hereby amended by adding the following provision as Section 2.7(f) thereto:

“Purchase of Uncollectible Receivables.  In the event that any of the Total Receivables have not been collected in full in cash at the face amount thereof included in the Estimate (such Total Receivables, the “Uncollectible Receivables”) by the six month anniversary of the Closing Date (such six-month period, the “Collection Period”), Parent shall purchase the Uncollectible Receivables from the Company (and the Company shall transfer, sell and assign to Parent) at the face amount of such Uncollectible Receivables reflected in the Estimate (the “Receivables Purchase Price”).  The Receivables Purchase Price shall be payable in cash by wire transfer of immediately available funds within five (5) Business Days following the receipt of the Receivables Statement (as defined below) to an account designated by Buyer by written notice to Parent.  Following the Collection Period, Buyer shall deliver a statement which sets forth the list of the Uncollectible Receivables and the face amount thereof (the “Receivables Statement”).  In determining whether any of the Total Receivables is an Uncollectible Receivable, the Company shall apply all payments received after the Closing Date and during the Collection Period from the debtor to the oldest receivable first of such debtor.  Amounts recorded in the Receivables Statement shall be determined in accordance with GAAP consistently applied with the principles applied in the preparation of the Estimate and shall be final and binding on the parties.  Upon payment of the Receivables Purchase Price, the Company shall transfer the Uncollectible Receivables to Parent.  Following such transfer, Parent may contact debtors for the purpose of collecting Uncollectible Receivables provided that neither Parent, Selling Sub or any of their respective Affiliates shall intentionally interfere with Buyer’s and its Affiliates’ relationships with debtors and customers.  In the event that the Company actually receives any cash payment in settlement of the invoices constituting any Uncollectible Receivables after the sale of the Uncollectible Receivables to Parent, Buyer agrees to pay to Parent an amount equal to the cash actually received by the Company in respect of such Uncollectible Receivables within 30 days of the receipt thereof by the Company.  Neither Buyer nor any of its Affiliates have any obligation hereunder or otherwise to make payments pursuant to this Section 2.7(f) other than in respect of amounts actually received in cash after the Collection Period in settlement of the invoices constituting Uncollectible Receivables.  Except as expressly provided in this Section 2.7(f), Buyer shall have the sole right and authority to contact any debtors with respect to the Total Receivables, including without limitation any customers or other trade debtors of the Business and neither Parent, Selling Sub or any of their respective Affiliates shall (i) contact any debtors with respect to or solicit, in any manner, payment of any Total Receivables or (ii) intentionally interfere with Buyer’s and its Affiliates’ relationships with debtors and customers.  Buyer and its Affiliates agree to endeavor to collect the Total Receivables in the ordinary course of business during the Collection Period.  Parent and Selling Sub acknowledge and agree that (i) Buyer makes no representations, warranties, covenants or guarantees with respect to Buyer’s or any of its Affiliates’ ability to collect any Total Receivables, (ii) neither Buyer nor any of its Affiliates have any obligation, hereunder or otherwise, to take any action to or otherwise provide any assurance whatsoever as to the collectability of the Total Receivables, (iii) nothing in this Agreement shall be deemed to create an agency relationship between the parties, or any other duties owing from Buyer to Parent or Selling Sub, regarding the collection of Total Receivables and neither Parent or Selling Sub shall assert any such relationship in the event that the Buyer and its Affiliates fail to collect any Total Receivables and (iv) neither Buyer nor any of its Affiliates shall have any obligation hereunder or otherwise in respect of any Total Receivables that they are unable to collect for any reason other than to sell the Uncollectible Receivables to Parent as contemplated hereby.

(i)

The Purchase Agreement is hereby amended by adding the following provision as Section 3.1(e) thereto:

“(e)

TARGIT Starch Capsule Development Agreement.  Parent, on the one hand, and Buyer or the Company, on the other hand, shall have entered into a written agreement, in the form attached hereto as Annex B relating to the supply of TARGIT starch capsules, and such agreement shall be in full force and effect.”

(j)

The Purchase Agreement is hereby amended by adding the following provision as Section 4.1(k)(v) thereto:

“Except as set forth on Schedule 2.2(b)(2), there are no agreements, contracts or arrangements (oral or written) between Parent, Selling Sub or the Company, on the one hand, and Stanley Davis or Lisbeth Illum, on the other hand.”

(k)

Section 5.1(g) of the Purchase Agreement is hereby amended by deleting said Section in its entirely and substituting the following provision therefor:

“(g)

Payment of 2004 Bonuses to UK Employees.  Parent shall determine the bonus compensation, if any, payable to such UK Employees as are employed by the Company on the date of the payment of bonuses in accordance with the next sentence (for all purposes treating employment with the Company as though such Employees had been employed continuously by the Parent or its Affiliates through such date) in respect of the 2004 calendar year, which amounts shall be determined and paid in a manner consistent with past practices.  Parent agrees to pay all bonus amounts (including any required employee tax contribution or withholdings or National Insurance) to UK Employees as determined in accordance with this Section 5.1(g) in excess of the amount of liabilities accrued as of the Closing Date in respect of bonuses payable to UK Employees for the 2004 calendar year and recorded under the line “West Gen Accrue Bonus 04” in the Estimate.  Such payment to be made substantially concurrently with the payment of bonuses to Parent’s other bonus plan participants but subject to and in accordance with Section 5.9 below.”

(l)

The Purchase Agreement is hereby amended by adding the provision set forth on Schedule B to this Amendment as Section 5.11 to the Purchase Agreement.

(m)

Section 7.1 of the Purchase Agreement is hereby amended by deleting said Section in its entirely and substituting the following provision therefor:

“Assignment.  The provisions in this Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto; provided that Buyer may assign or delegate its rights, obligations and liabilities under this Agreement in whole or in part (i) to any Affiliate or Subsidiary of Buyer or combination of such Affiliates or Subsidiaries without the consent of Parent, provided, however, that Buyer shall remain fully liable for the fulfillment of such obligations and liabilities; or (ii) after the Closing, to any purchaser of all or substantially all of the assets or business (however such transaction is effected) of Buyer, provided, however, that any such purchaser shall agree to assume all such obligations and liabilities.  This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the successors and permitted assigns of the respective parties hereto.”

(n)

Section 7.4(b) of the Purchase Agreement is hereby amended by adding the following provision as Section 7.4(b)(iv) thereto and the provisions set forth in Schedule C to this Amendment as Sections 7.4(b)(v) and 7.4(b)(vi) to the Purchase Agreement:

“(iv)

any right (express or implied) arising out of any agreement, contract, covenant or other arrangement (whether written or oral) in effect prior to the Closing, of any UK Employee to receive equity-based compensation of the Parent or any of its Affiliates,  including, without limitation, pursuant to the terms of any employment or service agreement;”

(o)

Clauses (ii) and (iv) of Section 7.4(i) of the Purchase Agreement are hereby amended by deleting said provisions in their entirety and substituting the following provisions as Sections 7.4(i)(ii) and 7.4(i)(iv) thereto:

“(ii)

No Buyer Indemnified Parties shall be entitled to recover from Parent for any Losses for any individual claim unless such claim is in an amount greater than $25,000, in which case, the entire amount of such claim, not just the amount in excess of $25,000, shall be considered for purposes of this Section 7.4.”

“(iv)

No Seller Indemnified Parties shall be entitled to recover from Buyer for any Losses for any individual claim unless such claim is in an amount greater than $25,000, in which case, the entire amount of such claim, not just the amount in excess of $25,000, shall be considered for purposes of this Section 7.4.”

(p)

Section 3 of Schedule A to the Form of Transition Services Agreement, attached as Exhibit A to the Purchase Agreement, shall be deleted in its entirety.

The Company Balance Sheet attached hereto as Annex A shall be attached to the Purchase Agreement as Exhibit D thereto.

Section 3

Miscellaneous.

(a)

No Other Amendments.  Except as expressly amended or modified hereby, the terms and conditions of the Purchase Agreement shall continue in full force and effect.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each similar reference contained in the Purchase Agreement shall refer to the Purchase Agreement as amended hereby.

(b)

Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

(c)

Headings.  The headings contained in this Amendment are for reference only and shall not affect in any way the meaning or interpretation of this Amendment.

(d)

Governing Law.  This Amendment shall be construed under and governed by the law of the State of New York without reference to choice of law principles.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

WEST PHARMACEUTICAL SERVICES, INC.

By:/s/ D. E. Morel

Name: Donald E. Morel, Jr.

Title: President

WEST PHARMACEUTICAL SERVICES GROUP, LTD.

By: /s/J. R. Gailey

Name: John R. Gailey III

Title: Director

ARCHIMEDES PHARMA LIMITED

By: /s/ Simon Turton

Name: Simon Turton

Title: Director